Exhibit 10.53

EQUITRANS MIDSTREAM CORPORATION

DIRECTORS’ DEFERRED COMPENSATION PLAN

ARTICLE I

PURPOSE OF PLAN

This Equitrans Midstream Corporation Directors’ Deferred Compensation Plan (this “Plan”) hereby is created to provide an opportunity for the members of the Board of Directors of Equitrans Midstream Corporation (the “Board”) to defer payment of all or a portion of the fees to which they are entitled as compensation for their services as members of the Board.  The Plan also shall administer the payment of stock units and phantom stock awarded pursuant to the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan (as amended from time to time and any successor plan thereto, the “Awarding Plan”).

The Plan is being established in connection with the separation of Equitrans Midstream Corporation (together with any successor thereto, the “Company”) into a new publicly traded company (the “Separation”).  Amounts in deferral accounts under the EQT Corporation 1999 Directors’ Deferred Compensation Plan or the EQT Corporation 2005 Directors’ Deferred Compensation Plan (collectively, the “EQT Deferred Compensation Plans”) of any individuals who became members of the Board upon the Separation were transferred into a Deferral Account (as defined below) under the Plan in connection with the Separation.  In addition, any Phantom Stock (as defined below) issued in connection with the Separation in respect of phantom common stock of EQT Corporation (“EQT Phantom Stock”) under an EQT Deferred Compensation Plan shall be administered under the Plan (regardless of whether such individual becomes a member of the Board).  Any EQT Phantom Stock shall be administered under the applicable EQT Deferred Compensation Plan and shall not be subject to the terms of this Plan.

ARTICLE II

DEFINITIONS

When used in this Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

2.1.                            “Account” means the total of a Participant’s Deferral Account and Phantom Stock Account under the Plan.

2.2.                            “Beneficiary” means the person or persons designated or deemed to be designated by a person pursuant to Article VII to receive benefits payable under the Plan in the event of the designating person’s death.

2.3.                            “Change in Control” shall have the meaning set forth under the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan, or its successor.

2.4.                            “Code” means the Internal Revenue Code of 1986, as amended.

2.5.                            “Committee” means the Management Development and Compensation Committee of the Board.

2.6.                            “Company Stock Fund” means the Equitrans Midstream Corporation Common Stock Fund investment option available to Participants in the Plan.

2.7.                            “Deferral Account” means the recordkeeping account established on the books and records of the Company to record a Participant’s deferral amounts under Section 5.1, plus or minus any investment gain or loss allocable thereto under Section 5.4.

2.8.                            “Directors’ Fees” means the fees that are paid by the Company to members of the Board as compensation for services performed by them as members of the Board, including supplemental retainers for committee, chair and lead director positions, as applicable.

2.9.                            “Enrollment Form” means the agreement to participate and related elections filed by a Participant pursuant to Section 5.1, in the form prescribed by the Committee, directing the Company to reduce the amount of Directors’ Fees otherwise currently payable to the Participant and credit such amount to the Participant’s Deferral Account hereunder.

2.10.                     “Equitrans Midstream 401(k) Plan” means the Equitrans Midstream Corporation Employee Savings Plan, as amended from time to time, or any successor thereto.

2.11.                     “Hardship Withdrawal” shall have the meaning set forth in Section 6.3.

2.12.                     “Investment Options” means the investment options available under the Plan into which a Participant may direct all or part of his or her Deferral Account, as modified from time to time in accordance with Section 5.3.

2.13.                     “Investment Return Rate” means:

(a)                                 In the case of an Investment Option of a fixed income nature, the interest deemed to be credited as determined in accordance with the procedures applicable to the same investment option provided under the Equitrans Midstream 401(k) Plan;

(b)                                 In the case of an Investment Option of an equity investment nature (other than the Company Stock Fund), the increase or decrease in deemed value and any dividends deemed to be credited as determined in accordance with the procedures applicable to the same investment option provided under the Equitrans Midstream 401(k) Plan; or

(c)                                  In the case of the Company Stock Fund, the value will track the price of Company common stock and dividends will be reinvested in additional shares of Company common stock.

2.14.                     “Irrevocable Trust” means a grantor trust that may be established prior to the occurrence of a Change in Control of the Company to assist the Company in fulfilling its obligations under this Plan but which shall be established by the Company in the event of a Change in Control of the Company.  All amounts held in such Irrevocable Trust shall remain subject to the claims of the general creditors of the Company, and Participants in this Plan shall have no greater rights to any amounts held in any such Irrevocable Trust than any other unsecured general creditor of the Company.

2.15.                     “Participant” means any non-employee member of the Board (i) who receives an award of Phantom Stock under an Awarding Plan and/or (ii) who elects to participate in the Plan for purposes of deferring his or her Directors’ Fees by filing an Enrollment Form with the Committee pursuant to Section 5.1.  From and after a Participant’s death, the term “Participant” as used herein shall refer to any properly designated Beneficiary of such deceased Participant.  From and after a Beneficiary’s death, the term “Participant” as used herein shall refer to any properly designated Beneficiary of such deceased Beneficiary. Participant also includes non-employee members of the board of directors of EQT Corporation who have EQT Phantom Stock under the EQT Deferred Compensation Plans with respect to which Phantom Stock under this Plan was issued in connection with the Separation (each, an “EQT Participant”).

2.16.                     “Phantom Stock” means those shares of the common stock or stock units of the Company:

(i)                                    awarded pursuant to an Awarding Plan; and

(ii)                                 which will be distributed to eligible Participants in the form and medium and on the date or permissible payment event specified in the Phantom Stock Agreement, which date or permissible payment event is deemed to be incorporated by reference herein.

2.17.                     “Phantom Stock Account” means the recordkeeping account established on the books and records of the Company to record the number of shares of Phantom Stock allocated to a Participant under the Plan.

2.18.                     “Phantom Stock Agreement” means any agreement and/or terms of award of Phantom Stock under an Awarding Plan pursuant to which Phantom Stock is or may be payable.

2.19.                     “Plan Year” means the twelve (12)-month period commencing each January 1 and ending on December 31.

2.20.                     “Valuation Date” means the last day of each calendar quarter and any other date determined by the Committee or specified herein.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1.                            Eligibility for Phantom Stock Account.

Eligibility to participate in the Plan for purposes of the Phantom Stock Account under Article IV is limited to those non-employee members of the Board who receive Phantom Stock pursuant to the terms of an Awarding Plan.  An eligible Board member shall commence participation in the Plan for purposes of the Phantom Stock Account on the date on which an award of Phantom Stock is made to him or her pursuant to the terms of an Awarding Plan.

Notwithstanding any provision of this Plan to the contrary, any individual who holds Phantom Stock issued in connection with the Separation in respect of EQT Phantom Stock shall be a participant in the Plan automatically upon the Separation with respect to such Phantom Stock (regardless of whether such individual becomes a member of the Board).  Such Phantom Stock shall be subject to the same terms and conditions as the corresponding EQT Phantom Stock.

3.2.                            Eligibility for Deferral Account.

Eligibility to participate in the Plan for purposes of deferring Directors’ Fees under Section 5.1 is limited to non-employee members of the Board.  An eligible Board member shall commence participation in the Plan for purposes of deferring Directors’ Fees as of the first day of the Plan Year following the receipt of his or her Enrollment Form by the Committee in the preceding calendar year or, to the extent permitted under Section 409A of the Code, within thirty (30) days of first becoming eligible to participate in the Plan.

Notwithstanding any provision of this Plan to the contrary, any elections by an individual who participated in an EQT Deferred Compensation Plan immediately prior to the Separation shall automatically apply to determine deferrals hereunder.

ARTICLE IV
PHANTOM STOCK ACCOUNT

4.1.                            Phantom Stock Award.

As of the date of any Phantom Stock award pursuant to the terms of an Awarding Plan, the Phantom Stock Account of a Participant receiving such award shall be credited with the number of Phantom Stock units as specified in such award.  Separate subaccounts shall be maintained to accommodate different forms and media of payment applicable to specific Phantom Stock Agreements.

4.2.                            Valuation of Phantom Stock Account; Deemed Reinvestment of Dividends.

As of each Valuation Date, the value of a Participant’s Phantom Stock Account shall equal the value of the number of shares of Phantom Stock credited to such account as of such date.

Any dividends paid on Company common stock shall be deemed to have been reinvested in additional shares of Phantom Stock under the Plan, as follows.  Dividends paid in the form of Company common stock shall be deemed to have been reinvested into shares of Phantom Stock on a one-for-one basis (including fractional shares).  Dividends paid in cash or other property shall be deemed to have been reinvested into that number of shares of Phantom Stock determined by (i) multiplying (a) the number of shares of Phantom Stock in the Participant’s Phantom Stock Account on the dividend record date, by (b) the amount or value of the dividends paid per share of Company common stock, and (ii) dividing the resulting aggregate amount by the value of one share of Company common stock on the dividend payment date.

For purposes of determining the value of the Phantom Stock credited to a Participant’s Phantom Stock Account as of any time of reference, each share of Phantom Stock shall be equivalent in value to one share of Company common stock.  For purposes of this Plan, the value of Company common stock may be based on either (i) an actual intra-day trading price of Company common stock on any date of reference or (ii) the closing price of Company common stock on or within one business day preceding or following the date of reference.  Notwithstanding anything in this Plan to the contrary, the Company may adopt alternate procedures for determining the value of Phantom Stock in the event Company common stock ceases to be traded on the New York Stock Exchange or to reflect the occurrence of a Conversion Event described in Section 4.3.

4.3.                            Adjustment and Substitution of Phantom Stock.

In the event of:  (a) a stock split (or reverse stock split) with respect to Company common stock; (b) the conversion of Company common stock into another form of security or debt instrument of the Company; (c) the reorganization, merger or consolidation of the Company into or with another person or entity; or (d) any other action that would alter the number of, and/or rights with respect to, outstanding shares of Company common stock (each, a “Conversion Event”), then the shares of Phantom Stock then allocated to a Participant’s Phantom Stock Account shall be automatically adjusted or converted, as the case may be, to reflect as closely as possible the effect of such Conversion Event on the Company common stock.  On and after any such Conversion Event, this Plan shall be applied, mutatis mutandis, as if the Participant’s Phantom Stock Account was composed of the cash, securities, notes or other instruments into which the shares of Company common stock were converted.  Following the occurrence of a Conversion Event, the Board is authorized to amend the Plan as it, in its sole discretion, determines to be necessary or appropriate to address any administrative or operational details presented by the Conversion Event that are not addressed in the Plan.

4.4.                            Shareholder Rights.

Except as specifically provided herein, an award of Phantom Stock under the Plan shall not entitle a Participant to voting rights or any other rights of a shareholder of the Company.

4.5.                            Statement of Phantom Stock Account.

As soon as administratively feasible following the last day of each calendar quarter, the Committee shall provide to each Participant a statement of the value of his or her Phantom Stock Account as of the most recent Valuation Date.

ARTICLE V

DEFERRAL ACCOUNT

5.1.                            Deferral of Directors’ Fees.

Any non-employee member of the Board may elect to defer a specified percentage of his or her Directors’ Fees under the Plan by submitting to the Committee a written Enrollment Form.  Subject to Section 3.2, such election shall be effective with respect to Directors’ Fees paid for services performed by such Participant beginning the first day of the Plan Year following the receipt by the Committee of the Participant’s Enrollment Form in the preceding calendar year or, to the extent permitted under Section 409A of the Code, within thirty (30) days of first becoming eligible to participate in the Plan.  Any such election shall remain in effect for the Plan Year.  A Participant may not withdraw or amend his or her Enrollment Form during the Plan Year.

5.2.                            Investment Direction.

A Participant may direct that amounts deferred pursuant to his or her Enrollment Form be deemed to be invested in one or more of the Investment Options (a “New Money Election”) and credited with shares or units in each such Investment Option in the same manner as equivalent contributions would be invested under the same investment options available under the Equitrans Midstream 401(k) Plan.  A Participant may direct that amounts previously credited to his or her Deferral Account be transferred between and among the then available Investment Options (a “Reallocation Election”).  A Participant may make a New Money Election to invest in the Company Stock Fund or to cease future investments in such Fund in the same manner as any other Investment Option.  Reallocation Elections may direct that amounts previously credited to a Participant’s Company Stock Fund be transferred out of such Fund and into another Investment Option or that amounts previously credited to another Investment Option be transferred out of such other Investment Option and into the Company Stock Fund.

A Participant’s Deferral Account shall only be deemed to be invested in Investment Options for purposes of crediting investment gain or loss under Section 5.4, and the Company shall not be required to actually invest, on behalf of any Participant, in any Investment Option.  The Company may, but shall not be required to, make contributions to an Irrevocable Trust in an amount equal to the amounts deferred by Participants.  Any such contributions by the Company to an Irrevocable Trust and related investments shall be solely to assist the Company in satisfying its obligations under this Plan, and no Participant shall have any right, title or interest whatsoever in any such contributions or investments.

Participant investment elections with respect to Deferral Accounts shall be made by written notice to the Committee in accordance with procedures established by the Committee; provided, however, that investment directions to an Investment Option must be in multiples of whole percentage points (1%).  Any such investment election shall be effective no later than three business days following the date on which the written notice is received and shall remain in effect until changed by the Participant.  In the event that a Participant fails to direct the investment of his or her Deferral Account, the Committee shall direct such Participant’s Deferral Account to the Investment Option that corresponds with the investment option under the Equitrans Midstream 401(k) Plan that is then designated by the Company’s Benefits Investment Committee (the “BIC”) as the default investment option under the Equitrans Midstream 401(k) Plan or another investment approved by the BIC.

5.3.                            Investment Options and Changes to Investment Options.

Except as otherwise determined in the sole discretion of the BIC, the Investment Options under the Plan shall be the same investment options available under the Equitrans Midstream 401(k) Plan from time to time.  Any change to any investment options available under the Equitrans Midstream 401(k) Plan as determined in the sole discretion of the BIC shall, unless otherwise determined by the BIC, be a change to the Investment Options available under the Plan.  No such action shall require an amendment to the Plan.  Prior to the change or elimination of any

Investment Option under the Plan, the Committee shall provide written notice to each Participant with respect to whom a Deferral Account is maintained under the Plan, and any Participant who has directed any part of his or her Deferral Account to such Investment Option shall be permitted to redirect such portion of his or her Deferral Account to another Investment Option offered under the Plan.

5.4.                            Crediting of Investment Return.

Each Participant’s Deferral Account shall be credited with deemed investment gain or loss at the Investment Return Rate as of each Valuation Date, based on the average daily balance of the Participant’s Deferral Account since the immediately preceding Valuation Date, but after such Deferral Account has been adjusted for any contributions or distributions to be credited or deducted for such period.  Until a Participant or his or her Beneficiary receives his or her entire Deferral Account, the unpaid balance thereof shall be credited with investment gain or loss at the Investment Return Rate, as provided in this Section 5.4.

5.5.                            Valuation of Deferral Account.

As of each Valuation Date, a Participant’s Deferral Account shall equal (i) the balance of the Participant’s Deferral Account as of the immediately preceding Valuation Date, plus (ii) the Participant’s deferred Directors’ Fees since the immediately preceding Valuation Date, plus or minus (iii) investment gain or loss credited as of such Valuation Date pursuant to Section 5.4, and minus (iv) the aggregate amount of distributions, if any, made from such Deferral Account since the immediately preceding Valuation Date.  For purposes of valuing a Participant’s Deferral Account upon the termination of the Participant’s membership on the Board  (or, in the case of an EQT Participant, termination of membership on the board of directors of EQT Corporation), the Valuation Date shall be the business day coinciding with or immediately preceding the date of the termination of the Participant’s membership.

5.6.                            Statement of Deferral Account.

As soon as administratively feasible following the last day of each calendar quarter, the Committee shall provide to each Participant a statement of the value of his or her Deferral Account as of the most recent Valuation Date.

ARTICLE VI

PAYMENT OF BENEFITS

6.1.                            Payment of Phantom Stock Account.

On the date, or other permissible payment event under Section 409A of the Code, provided for payment pursuant to the terms of a Phantom Stock Agreement, which date or other permissible payment event under Section 409A of the Code is deemed to be incorporated by reference herein, the Company shall pay or distribute to the Participant or, in the event of the Participant’s death, to his or her Beneficiary, either an amount in cash equal to the value of the Participant’s Phantom Stock Account then payable, or the number of shares of Company common stock then payable, whichever medium is provided in the Phantom Stock Agreement (or elected by the

Participant if such election was made available for such award of Phantom Stock), based on awards credited to the Participant’s Phantom Stock Account pursuant to Section 4.1, as determined in accordance with Article IV, less any income tax withholding required under applicable law.

6.2.                            Payment of Deferral Account.

Within thirty (30) days following a Participant’s termination of membership on the Board (or, in the case of an EQT Participant, termination of membership on the board of directors of EQT Corporation), and in accordance with the election provided in Section 6.4, and without regard to whether the Participant is entitled to payment of his or her Phantom Stock Account, the Company shall pay, or commence payment to, the Participant or, in the event of the Participant’s death, to his or her Beneficiary, an amount equal to the value of the Participant’s Deferral Account, as determined in accordance with Article V, less any income tax withholding required under applicable law.  Except as otherwise provided in the following sentence, such payment shall be made in cash in the form elected by the Participant pursuant to Section 6.4.  To the extent the Participant had directed that any portion of his or her Deferral Account be invested in the Company Stock Fund, the Company shall distribute such portion in such number of shares of Company common stock as are deemed invested in the Company Stock Fund.  For purposes of this Plan, the term “termination of membership,” when used in the context of a condition to, or timing of, payment hereunder shall be interpreted to mean a “separation from service” as that term is used in Section 409A of the Code.

6.3.                            Hardship Withdrawal from Deferral Account.

In the event that the Committee, in its sole discretion, determines upon the written request of a Participant in accordance with procedures established from time to time by the Committee, that the Participant has suffered an unforeseeable emergency, the Company may pay to the Participant in a lump sum, as soon as administratively feasible following such determination, an amount necessary to meet the emergency, but not exceeding the aggregate balance of such Participant’s Deferral Account as of the date of such payment (a “Hardship Withdrawal”).  Any such Hardship Withdrawal shall be subject to any income tax withholding required under applicable law.  The Participant shall provide to the Committee such evidence as the Committee may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted.

For purposes of this Section 6.3, an “unforeseeable emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, or as otherwise defined in Section 409A of the Code from time to time.  The amount of a Hardship Withdrawal may not exceed the amount the Committee reasonably determines to be necessary to meet such emergency needs (including taxes incurred by reason of a taxable distribution) after taking into account the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by the cessation of future deferrals under the Plan.

The form of payment of the Hardship Withdrawal shall be a lump sum cash payment. For purposes of reducing a Participant’s Deferral Account and adjusting the balances in the various Investment Options in which such reduced Deferral Account is deemed to be invested to reflect such Hardship Withdrawal, amounts represented by such Hardship Withdrawal shall be deemed to have been withdrawn, on a pro rata basis, from each of the Investment Options in which his or her Deferral Account is deemed to be invested.

To the extent the Participant had directed that any portion of his or her Deferral Account be invested in the Company Stock Fund, the Company shall distribute such portion in such number of shares of Company common stock based on the value at the date of distribution.

6.4.                            Form of Payment.

(a)                                 Distributions from Deferral Accounts.  With respect to Plan Years beginning on or before January 1, 2014, a Participant may elect to receive distributions from his or her Deferral Account payable hereunder in one of the following forms:

(i)                                     Annual payments of a fixed amount which shall amortize the value of the Deferral Account over a period of five, ten or fifteen years (together, in the case of each annual payment, with interest and dividends credited thereto after the payment commencement date pursuant to Section 5.4); or

(ii)                                  A lump sum.

Such an election must be made in writing in accordance with procedures established by the Committee at the time of filing the Enrollment Form with respect to the Plan Year.  In the event a Participant fails to make a distribution election within the time period prescribed, his or her Deferral Account shall be distributed in the form of a lump sum.

Payment of the Deferral Account shall be made or commenced at the time specified in Section 6.2 upon the Participant’s separation from service.

(b)                                 Distribution of Company Common Stock in Deferral Accounts.  In the event the Company is required to distribute some or all of a Participant’s Deferral Account in shares of Company common stock in accordance with Section 6.2, such shares shall be distributed in the same manner as the Participant elected in subsection (a).  To the extent the Participant elected an installment form of payment, the number of shares of Company common stock to be distributed in each installment shall be determined by multiplying (i) the aggregate number of shares of Company common stock deemed to be credited to the Participant’s Deferral Account as of the installment payment date by (ii) a fraction, the numerator of which is one and the denominator of which is the number of unpaid installments, and by rounding the resulting number down to the next whole number.

(c)                                  Distributions from Phantom Stock Accounts.  Distributions from a Participant’s Phantom Stock Account (including any subaccounts) shall be made in the form and medium specified in the applicable Phantom Stock Agreement, or in accordance with the Participant’s election if so permitted in connection with a particular Phantom Stock Agreement, which shall be consistent with the parameters of payment elections made under Section 6.4(a).  To the extent the Participant elected an installment form of payment, the number of shares of Company common stock to be distributed in each installment shall be determined by multiplying (i) the aggregate number of shares of Phantom Stock credited to the applicable subaccount of the Phantom Stock Account as of the installment payment date by (ii) a fraction, the numerator of which is one and the denominator of which is the number of unpaid installments, and by rounding the resulting number down to the next whole number.

6.5.                            Payments to Beneficiaries.

In the event of a Participant’s death prior to the complete distribution of the Participant’s Account, the Participant’s Beneficiary shall receive payment of the Participant’s Deferral Account and Phantom Stock Account (including any subaccounts) in the form and medium that would have been applicable to the Participant for such Account.  Payment of such amounts, less any income tax withholding required under applicable law, shall be made or commence, as the case may be, within sixty (60) days after the Participant’s death.  If no installment election was made by the original Participant, the Participant’s Beneficiary shall receive payment of the Participant’s Deferral Account or Phantom Stock Account, as the case may be, in the form of a lump sum.  In the event of the Participant’s death after commencement of installment payments under the Plan, but prior to receipt of his or her entire Account, the Participant’s Beneficiary shall receive the remaining installment payments at such times as such installments would have been paid to the Participant until the entire Account is paid.

6.6.                            Limited Account Size; Lump Sum Payment.

In the event that the value of a Participant’s Account is not greater than the applicable dollar limit under Section 402(g)(1)(B) of the Code as of the Valuation Date immediately preceding the commencement of payment to the Participant under the Plan pursuant to this Article VI, the Committee may inform the Company and the Company, in its sole discretion, may choose to pay the benefit in the form of a lump sum, notwithstanding any provision of this Plan or an election of a Participant under Section 6.4 to the contrary, provided that the payment results in a termination and liquidation of the entirety of the Participant’s interest under the Plan, including all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treas. Reg. §1.409A-1(c)(2) and the requirements of Treas. Reg. §1.409A-3(j)(4)(v), or any successor regulation, are also satisfied with respect to such payment.

ARTICLE VII

BENEFICIARY DESIGNATION

Each Participant shall have the right, at any time, to designate any person or persons as his or her Beneficiary to whom payment may be made of any amounts which may become payable in the event of his or her death prior to the complete distribution to the Participant of his or her Account.  Any Beneficiary designation shall be made in writing in accordance with procedures established by the Committee.  A Participant’s most recent Beneficiary designation shall supersede all prior Beneficiary designations.  In the event a Participant does not designate a Beneficiary under the Plan, any payments due under the Plan shall be made first to the Participant’s spouse; if no spouse, then in equal amounts to the Participant’s living children; if no living children, then to the Participant’s estate.

ARTICLE VIII

ADMINISTRATION

8.1.                            Committee.

The Committee shall have sole discretion to:  (i) designate non-employee directors eligible to participate in the Plan; (ii) interpret the provisions of this Plan; (iii) supervise the administration and operation of this Plan; and (iv) adopt rules and procedures governing the Plan.

8.2.                            Delegation.

The Committee may delegate its administrative duties under the Plan to one or more delegates, who may or may not be employees of the Company.

8.3.                            Binding Effect of Decisions.

Any decision or action of the Committee with respect to any question arising out of or in connection with the eligibility, participation, administration, interpretation and application of this Plan shall be final and binding upon all persons having any interest in the Plan.

8.4.                            Indemnification of Committees.

The Company shall indemnify and hold harmless the members of the Committee and the BIC and their duly appointed delegates under Section 8.2 against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee or the BIC.

ARTICLE IX

AMENDMENT AND TERMINATION OF PLAN

9.1.                            Amendment.

The Company (or its delegate) may at any time, or from time to time, modify or amend any or all of the provisions of this Plan.  Where the action is to be taken by the Company, it shall be accomplished by written action of the Board at a meeting duly called at which a quorum is present and acting throughout.  Where the action is to be taken by a delegate of the Company, it shall be accomplished pursuant to any procedures established in the instrument delegating the authority.  Regardless of whether the action is taken by the Company or its delegate, no such modification or amendment shall have the effect of reducing the value of any Participant’s

Account under the Plan as it existed as of the day before the effective date of such modification or amendment, without such Participant’s prior written consent.  Written notice of any modification or amendment to the Plan shall be provided to each Participant whose rights and privileges under the Plan are affected.

9.2.                            Termination.

The Company, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever by written action of the Board at a meeting duly called at which a quorum is present and acting throughout; provided that such termination shall not have the effect of reducing the value of any Participant’s Account under the Plan as it existed on the day before the effective date of the termination of this Plan without such Participant’s prior written consent.  Any termination of this Plan shall not affect the time and form of payment of any Accounts; provided, however, that the Company reserves the right to accelerate payment of Accounts in accordance with Treas. Reg. §1.409A-3(j)(4)(ix), or any successor regulation.  The Valuation Date for purposes of determining the value of Participants’ Accounts upon termination of this Plan shall be the date prior to the date of the termination of this Plan.

ARTICLE X

MISCELLANEOUS

10.1.                     Funding.

The Company’s obligation to pay benefits under the Plan shall be merely an unfunded and unsecured promise of the Company to pay money in the future.  Prior to the occurrence of a Change in Control, the Company, in its sole discretion, may make contributions to an Irrevocable Trust to assist the Company in satisfying all or any portion of its obligations under the Plan.  Regardless of whether the Company contributes to an Irrevocable Trust, Participants, their Beneficiaries and their respective heirs, successors and assigns, shall have no secured interest or right, title or claim in any property or assets of the Company.

Notwithstanding the foregoing, upon the occurrence of a Change in Control, the Company shall make a contribution to an Irrevocable Trust in an amount which, when added to the then value of any amounts previously contributed to an Irrevocable Trust to assist the Company in satisfying all or any portion of its obligations under the Plan, shall be sufficient to bring the total value of assets held in the Irrevocable Trust to an amount not less than the total value of all Participants’ Accounts under the Plan as of the Valuation Date immediately preceding the Change in Control; provided that any such funds contributed to an Irrevocable Trust pursuant to this Section 10.1 shall remain subject to the claims of the Company’s general creditors and provided, further, that such contribution shall reflect any Conversion Event described in Section 4.3.  Upon the occurrence of the Change in Control, any adjustments required by Section 4.3 shall be made, and the Company shall provide to the trustee of the Irrevocable Trust all Plan records and other information necessary for the trustee to make payments to Participants under the Plan in accordance with the terms of this Plan.

10.2.                     Nonassignability.

No right or interest of a Participant or Beneficiary under the Plan may be assigned, transferred or subjected to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary, or any other person.

10.3.                     Legal Fees and Expenses.

If after a Change in Control (i) a Participant in good faith believes that the Company has failed to comply with any of its obligations under this Plan or (ii) the Company or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, a Participant the benefits intended to be provided to such Participant hereunder, then the Company irrevocably authorizes such Participant to retain counsel of his or her choice, at the expense of the Company as hereafter provided, to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company in any jurisdiction.  The Company shall pay and be solely responsible for the reasonable attorneys’ and related fees and expenses incurred by such Participant in connection with the foregoing sentence from the date of such Change in Control through the Participant’s death.  All such expenses shall be reimbursed to such Participant upon delivery of the relevant expense statements to the Company duly certified by such Participant.  The expense reimbursements provided in this Section 10.3 shall be payable on a monthly basis following submission of expense statements for the prior month.  Notwithstanding the foregoing sentence, to the extent reimbursed, all reimbursement payments with respect to expenses incurred within a particular year shall be made no later than the end of the Participant’s taxable year following the taxable year in which the expense was incurred.  The amount of reimbursable expenses incurred in one taxable year of the Participant shall not affect the amount of reimbursable expenses in a different taxable year, and such reimbursement shall not be subject to liquidation or exchange for another benefit.

10.4.                     No Acceleration of Benefits.

Notwithstanding anything to the contrary herein, there shall be no acceleration of the time or schedule of any payments under the Plan, except as may be provided in regulations under Section 409A of the Code.

10.5.                     Captions.

The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

10.6.                     Governing Law.

The provisions of this Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania.

10.7.                     Successors.

The provisions of this Plan shall bind and inure to the benefit of the Company, its affiliates, and their respective successors and assigns.  The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or a participating affiliate and successors of any such corporation or other business entity.

10.8.                     No Right to Continued Service.

Nothing contained herein shall be construed to confer upon any Participant the right to continue to serve as a member of the Board or in any other capacity.